UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	EAF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
GrafTech International Ltd. (the "Company") held its Annual Meeting of Stockholders on May 12, 2022 (the "Annual Meeting"). On March 15, 2022, the record date for the Annual Meeting, 261,260,729 shares of common stock were outstanding and entitled to vote. Final results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company's definitive proxy statement on Schedule 14A for the Annual Meeting, filed with the Securities and Exchange Commission on April 7, 2022.

Proposal 1 - Elect each of Messrs. Turcotte, Dumas and Germain and Ms. Dunn, for the ensuing three years, and elect Mr. Gregory for the ensuing year or until their successors are elected and qualified. The five nominees were elected. The voting results were as follows:

Nominee	For	Against	Abstentions	Broker Non-Votes
Denis A. Turcotte	211,220,145	10,815,725	269,243	9,385,149
Michel J. Dumas	156,981,365	65,079,475	244,273	9,385,149
Leslie D. Dunn	186,242,920	35,819,811	242,382	9,385,149
Jean-Marc Germain	218,023,773	4,039,832	241,508	9,385,149
David Gregory	213,416,245	8,650,300	238,568	9,385,149

Proposal 2 - Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2022. Proposal 2 was approved. The voting results were as follows:

For	Against	Abstentions
231,325,228	153,973	211,061

Proposal 3 - Approve, on an advisory basis, our named executive officer compensation. Proposal 3 was approved. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
181,063,735	40,274,029	967,349	9,385,149

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	May 12, 2022	By:	/s/ Timothy K. Flanagan
Timothy K. Flanagan
Chief Financial Officer, Vice President Finance and Treasurer